                                                                    Exhibit 10.2

                          FLORIDA FEE PAYMENT AGREEMENT

          This Florida Fee Payment Agreement (the "Agreement") is entered into as of September 11, 1998, by and among Philip Morris Incorporated, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation, Lorillard Tobacco Company and United States Tobacco Company (collectively and severally "Settling Defendants" and each individually a "Settling Defendant"), the State of Florida and those Florida Counsel (as identified by the Governor pursuant to section 24 hereof) that with the written consent of the State of Florida are, or at any time prior to December 15, 1998 become, signatories hereto ("Participating Florida Counsel").

                                   WITNESSETH:

          WHEREAS, on August 25, 1997, the State of Florida and Settling Defendants entered into a comprehensive settlement agreement to settle and resolve with finality all present and future civil claims relating to the subject matter of the lawsuit State of Florida v. American Tobacco Co., No. 95-1466 AH (15th Jud. Cir., Palm Beach County) (the "Action"), which settlement agreement (the "Settlement Agreement") was approved by the Circuit Court for Palm Beach County (the "Court") and adopted as an enforceable order of the Court pursuant to Court Order dated August 25, 1997;

          WHEREAS, section V of the Settlement Agreement provides that Settling Defendants shall pay reasonable attorneys' fees to private counsel for the State of Florida, in an amount set by arbitration, subject to an appropriate annual cap on all such payments of attorneys' fees by Settling Defendants, as well as other conditions;

          WHEREAS, section V of the Settlement Agreement did not and was not intended to reflect the entire agreement of Settling Defendants and the State of Florida as to the procedures and conditions that would govern Settling Defendants' payment of fees to private counsel retained by the State of Florida in connection with the Action ("Florida Counsel"), including an agreed specific annual aggregate national cap on all payments of attorneys' fees and certain other professional fees by Settling Defendants, as well as other essential terms;

          WHEREAS, section IV of the Settlement Agreement contains a "Most Favored Nation" clause which provides that, in the event that Settling Defendants enter into a future pre-verdict settlement agreement of other litigation brought by a non-federal governmental plaintiff on terms more favorable to such governmental plaintiff than the terms of the Settlement Agreement (after due consideration of relevant differences in population or other appropriate factors), the terms of the Settlement Agreement shall be revised so that the State of Florida will obtain treatment at least as relatively favorable as any such non-federal governmental entity;

          WHEREAS, on January 16, 1998, Settling Defendants entered into a pre-verdict settlement agreement with the State of Texas, which sets forth the terms of Settling Defendants' agreement to pay attorneys' fees to private counsel for the State of Texas and includes provisions for advances on such attorneys' fees by Settling Defendants and the State of Texas;

          WHEREAS, on May 8, 1998, certain Settling Defendants entered into a pre-verdict settlement agreement with the State of Minnesota (the "Minnesota Settlement"), which includes provisions for payment of attorneys' fees to private counsel for the State of Minnesota;

          WHEREAS, on September 11, 1998, Settling Defendants and the State of Florida entered into a Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree (the "Stipulation of Amendment") to resolve any disputes with respect to the Most Favored Nation clause of the Settlement Agreement, including any disputes regarding payment of attorneys' fees, in light of the Texas and Minnesota Settlements; and

          WHEREAS, Settling Defendants, the State of Florida and Participating Florida Counsel, in order to resolve any disputes with respect to sections IV and V of the Settlement Agreement, and to describe more fully the procedures that will govern Settling Defendants' payment of fees to Florida Counsel, have agreed to the terms of this Agreement:

          NOW, THEREFORE, BE IT KNOWN THAT, in consideration of their mutual agreement to the terms of this Agreement, the State of Florida's and Settling Defendants' mutual agreement to the terms of the Stipulation of Amendment, and such other consideration described herein, including the release of certain claims against Settling Defendants, the sufficiency of which is hereby acknowledged, the parties hereto, acting by and through their authorized agents, memorialize and agree as follows:

SECTION 1.  Agreement to Pay Fees.

          Settling Defendants will pay reasonable attorneys' fees pursuant to this Agreement to those Florida Counsel (as identified by the Governor pursuant to section 24 hereof) that are Participating Florida Counsel for their representation of the State of Florida in connection with the Action. The amount of such fees will be set by a panel of three independent arbitrators (the "Panel") whose decisions as to the amount of fees to be paid in connection with this Agreement ("Fee Award(s)") shall be final and not appealable. The procedures governing Settling Defendants' obligation to pay any such Fee Awards, including the procedures for making, and the timing and amounts of payments in satisfaction of, such Fee Awards shall be as provided herein.

SECTION 2. Aggregate National Caps on Payment of Certain Fees.

          Settling Defendants' payment of any Fee Award pursuant to this Agreement shall be subject to the payment schedule and the annual and quarterly aggregate national caps specified in sections 15, 16, 17, 18 and 19 hereof, which shall apply to:

          (a) all payments of attorneys' fees pursuant to an award arbitrated by the Panel ("Fee Award") in connection with the settlement of any tobacco and health cases (other than non-class action personal injury cases brought directly by or on behalf of a single natural person or the survivor of such person or for wrongful death, or any non-class action consolidation of two or more such cases) ("Tobacco Cases") on terms that provide for payment by Settling Defendants or other defendants acting in agreement with Settling Defendants (collectively, "Participating Defendants") of fees with respect to private counsel retained by the plaintiff in connection with any such case ("Private Counsel"), subject to an annual cap on payment of all such fees;

          (b) all payments of attorneys' fees (other than fees for attorneys of Participating Defendants) pursuant to a Fee Award for activities in connection with Tobacco Cases resolved by operation of federal legislation that either (i) implements the terms of the June 20, 1997 Proposed Resolution (or a substantially equivalent federal program) (the "Proposed Resolution") or (ii) imposes an enforceable obligation on Participating Defendants to pay attorneys' fees with respect to Private Counsel (any such legislation hereinafter referred to as "Federal Legislation"); and

          (c) all payments of attorneys' fees and certain other professional fees (other than fees for attorneys or agents of Participating Defendants) pursuant to a Fee Award for contributions made toward enacted Federal Legislation. In the event that Federal Legislation is enacted, the terms "Private Counsel" and "Eligible Counsel" shall apply not only to persons otherwise falling within the definitions of such terms herein but also to all persons granted Fee Awards for such contributions (such persons being Eligible Counsel with respect to each month beginning with the month the Federal Legislation was enacted).

          Nothing in this Agreement shall be construed to require any Settling Defendant to pay Fee Awards in connection with any litigation other than the Action.

SECTION 3. Exclusive Obligation of Settling Defendants; Releases; Effective
           Date.

          (a) The provisions set forth herein constitute the entire obligation of Settling Defendants with respect to payment of attorneys' fees in connection with the Action and the exclusive means by which Florida Counsel may seek payment of fees by Settling Defendants in connection with the Action. The parties hereto acknowledge that the provisions for payment set forth herein are the entirety of Settling Defendants' obligations with respect to payment of attorneys' fees pursuant to section V of the Settlement Agreement. The State of Florida agrees that Settling Defendants have no obligation to pay attorneys' fees pursuant to section V of the Settlement Agreement with respect to any counsel other than Participating Florida Counsel and that Settling Defendants have no other obligation to pay fees or otherwise compensate Florida Counsel, any other counsel or representative of the State of Florida or the State of Florida itself with respect to attorneys' fees in connection with the Action.

          (b) Each Participating Florida Counsel hereby irrevocably releases Settling Defendants and their respective present and former parents, subsidiaries, divisions, affiliates, officers, directors, employees, representatives, insurers, agents and attorneys (as well as the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) from any and all claims that such counsel ever had, now has or hereafter can, shall or may have in any way related to the Action (including but not limited to any negotiations related to the settlement of the Action). The foregoing shall not be construed as a release of any person or entity as to any of the obligations undertaken in this Agreement in connection with a breach thereof.

          (c) Each Participating Florida Counsel hereby irrevocably releases all of the State of Florida's present and former salaried employees, officials and officers, elected representatives, in-house attorneys and agents, special assistant attorneys general and each other Participating Florida Counsel (as well as the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing) from any and all claims for personal liability that such counsel ever had, now has or hereafter can, shall or may have in any way related to the Action (including but not limited to any negotiations related to the settlement of the Action). The foregoing shall not be construed as a release of any person or entity as to any of the obligations undertaken in this Agreement in connection with a breach thereof.

          (d) This Agreement shall become effective upon (i) its execution by
(A) the authorized representatives of each Settling Defendant, (B) the Attorney General and the Governor on behalf of the State of Florida and (C) the authorized representatives of at least eight of those Florida Counsel identified as Contract Counsel by the Governor pursuant to section 24 hereof, or such lesser number of such counsel as Settling Defendants (in their sole discretion) deem sufficient and (ii) the expiration of three business days after its presentation for signature to each Contract Counsel (the first date upon which all such conditions shall have been satisfied being the "Effective Date").

SECTION 4. No Effect on Certain Florida Counsel's Contingent-Fee Contract.

          The State of Florida has entered into a contingent-fee contract (the "Contract") with certain Florida Counsel ("Contract Counsel"). The rights and obligations, if any, of Contract Counsel that are parties hereto ("Participating Contract Counsel") and the State of Florida under the Contract shall not be affected by this Agreement, except that any payments received by Participating Contract Counsel pursuant to this Agreement shall be credited against any amounts that may be due to such Contract Counsel from the State of Florida under the Contract. The State of Florida's execution of this Agreement shall not be deemed a waiver of any defense to any claim under the Contract, including without limitation any defense that the Contract is void ab initio, that payments under the Contract are subject to prior legislative appropriation, that claims under the Contract are subject to sovereign immunity, that any proposed application of the Contract is invalid, that the Contract is subject to a subsequent novation or that Contract Counsel must act collectively under the Contract.

SECTION 5.  Composition of the Panel.

          (a) The first and the second members of the Panel shall both be permanent members of the Panel and, as such, will participate in the determination of all Fee Awards. The third Panel member shall not be a permanent Panel member, but instead shall be a state-specific member selected to determine Fee Awards on behalf of Private Counsel retained in connection with litigation within a single state. Accordingly, the third, state-specific member of the Panel for purposes of determining Fee Awards with respect to litigation in the State of Florida shall not participate in any determination as to any Fee Award with respect to litigation in any other state (unless selected to participate in such determinations by such persons as may be authorized to make such selections under other agreements).

          (b) The members of the Panel shall be selected as follows:

               (i) The first member shall be a natural person selected by Participating Defendants, who shall advise Participating Florida Counsel of the name of the person selected by October 8, 1998.

              (ii) The second member shall be a natural person selected by agreement of Participating Defendants and a majority of the members of a committee composed of the following members:
          Joseph F. Rice, Richard F. Scruggs, Steven W. Berman, Walter Umphrey, two representatives of the Castano Plaintiffs' Legal Committee and, at the option of Participating Defendants, one additional representative to serve on behalf of counsel for any one or more states that, subsequent to the date hereof, enter into settlement agreements with Participating Defendants that provide for payment of such states' Private Counsel pursuant to an arbitrated award of fees; such second member shall be selected by October 1, 1998.

               (iii) The third, state-specific member for purposes of determining Fee Awards with respect to litigation in the State of Florida shall be a natural person selected by Participating Contract Counsel, who shall notify Settling Defendants of the name of the person selected by October 15, 1998.

SECTION 6.  Commencement of Panel Proceedings.

          No application for a Fee Award shall be presented to the Panel or any Panel member until November 3, 1998. The Panel shall consider and render decisions on applications for Fee Awards in the order in which they are submitted or pursuant to notice by counsel having priority that they have ceded their place to others. In the event that more than one application for a Fee Award is submitted on the same date, the Panel shall consider and render decisions on such applications in the order in which their respective cases were settled. Counsel may seek permission from the Panel to make combined presentations of aspects of their respective applications. Settling Defendants shall not oppose any request to combine presentations of applications for Fee Awards in connection with the Action, the lawsuit In re Mike Moore, Attorney General, ex rel. State of Mississippi Tobacco Litig., No. 94-1429 (Miss. Ch. Ct., Jackson County), or the lawsuit State of Texas v. American Tobacco Co., No. 5-96CV-91 (E.D. Tex. filed Mar. 28, 1996).

SECTION 7.  Costs of Arbitration.

          All costs and expenses of the arbitration proceedings held by the Panel, including compensation of Panel members (but not including any costs, expenses or compensation of counsel making applications to the Panel), shall be borne by Settling Defendants in proportion to their respective Market Shares.

SECTION 8.  Application on Behalf of Contract Counsel.

          Participating Contract Counsel shall make a collective written application to the Panel for a single Fee Award on behalf of all Contract Counsel (the "Contract Counsel Award") on November 3, 1998. All interested persons, including persons not parties hereto, may submit to the Panel any information that they wish; but interested persons not parties hereto may submit only written materials. The Panel shall consider all such submissions by any party hereto and may consider any such materials submitted by other interested persons. All written submissions relating to applications for a Fee Award in connection with the Action shall be served on all parties hereto by November 13, 1998. Presentations to the Panel shall, to the extent possible, be based on affidavit or video presentation rather than live testimony. The Panel shall preserve the confidentiality of any attorney work-product materials or other similar confidential information that may be submitted. Settling Defendants will not take any position adverse to the amount of the Fee Award requested by Participating Contract Counsel, nor will they or their representatives express any opinion (even upon request) as to the appropriateness or inappropriateness of the amount of any proposed Contract Counsel Award. The undersigned outside counsel for Settling Defendants Philip Morris Incorporated and R.J. Reynolds Tobacco Company will appear, if requested, to provide information as to the nature and efficacy of the work of Contract Counsel and to advise the Panel that they support a Contract Counsel Award of full reasonable compensation under the circumstances.

SECTION 9.  Award of Fees to Contract Counsel.

          The members of the Panel will consider all relevant information submitted to them in reaching a decision as to a Fee Award that fairly provides for full reasonable compensation of Contract Counsel for their representation of the State of Florida in connection with the Action. The Panel shall determine and report the amount of the Contract Counsel Award for all Contract Counsel collectively no later than December 10, 1998. Given the significance and uniqueness of the Action, the Panel shall not be limited to an hourly-rate or lodestar analysis in determining the amount of the Contract Counsel Award, but shall take into account the totality of the circumstances. In considering the amount of the Contract Counsel Award, the Panel shall not consider Fee Awards that already have been or yet may be awarded in connection with any other Tobacco Cases. The Panel's decisions as to Fee Awards shall be in writing and shall report the amount of the fee awarded (with or without explanation or opinion, at the Panel's discretion).

SECTION 10. Application of Other Participating Florida Counsel, If Any.

          Participating Florida Counsel other than Contract Counsel ("Other Participating Florida Counsel"), if any, may submit applications for Fee Awards separate from Participating Contract Counsel. The procedures, schedule and process with respect to any such application on behalf of any such Other Participating Florida Counsel shall be the same as the procedures, schedule and process set forth in sections 6, 7, 8 and 9 hereof with respect to the fee application on behalf of Contract Counsel, except that Settling Defendants shall be in no way constrained from contesting any Other Participating Florida Counsel's entitlement to receive a Fee Award or the amount of any Fee Award requested on behalf of any such counsel. Any Other Participating Florida Counsel that does not submit an application for a Fee Award on or before November 3, 1998 shall have thereby irrevocably waived any opportunity for payment of attorneys' fees pursuant to this Agreement.

SECTION 11. Allocations Among Participating Contract Counsel.

          (a) All payments (including advances) made by Settling Defendants with respect to the Contract Counsel Award pursuant to this Agreement ("Contract Counsel Payments") shall be subject to reduction as provided in section 12 hereof and shall be paid in the first instance to C. David Fonvielle, Esq. (or such other person designated in writing by Participating Contract Counsel), on behalf of Participating Contract Counsel. Any Contract Counsel that is a Participating Contract Counsel as of five business days prior to the date of any Contract Counsel Payment shall be entitled to receive a percentage share of such payment ("Payment Share") equal to the proportion of (i) the percentage of any fee recovery allocated to such Participating Contract Counsel under the terms of the fee-sharing agreement among Contract Counsel (or any written amendment thereto) (such percentage being such Contract Counsel's "Fee Percentage") to (ii) the sum of the Fee Percentages of all Participating Contract Counsel. Settling Defendants and the State of Florida shall have no obligation, responsibility or liability with respect to the allocation among Participating Contract Counsel, or with respect to any claim of misallocation, of any amounts of any Contract Counsel Payment. Any Contract Counsel not a party hereto as of five days prior to the date of any Contract Counsel Payment ("Non-Participating Contract Counsel") shall not be entitled to share in such payment.

          (b) P. Tim Howard and Howard & Associates (collectively, "Howard") have claimed entitlement to attorneys' fees on a contingent-fee basis under the Contract, which claim has been contested by certain Contract Counsel and the State of Florida. In order to protect Howard's interest (if any) in any Contract Counsel Payment, the parties hereto agree as follows:

               (i) Until such time as either (A) all of the conditions described in paragraph (ii) of this subsection have been satisfied or (B) any one or more of the conditions described in paragraph (iii) of this subsection have been satisfied, Howard shall be assigned a Payment Share of any Contract Counsel Payment(s), such share(s) to be held in escrow by C. David Fonvielle, Esq. (the "Howard Escrow Share"). The Fee Percentage used to determine any Payment Share(s) assigned to Howard for purposes of this paragraph shall be equal to 8.33%.

               (ii) In the event that (A) Howard is conclusively determined to entitled to attorneys' fees on a contingent-fee basis under the Contract by the court of last resort to which such question may be presented; and (B) prior to December 15, 1998, Howard has both consented to payment of attorneys' fees pursuant to the terms of this Agreement and granted releases identical to the releases granted by Participating Florida Counsel pursuant to section 3 hereof;
          and (C) prior to December 15, 1998, the State of Florida has consented in writing to payment of attorneys' fees to Howard pursuant to the terms of this Agreement, then: (1) Howard shall be treated as Participating Contract Counsel for purposes of this Agreement; and (2) on the date upon which all of the conditions described above in this paragraph shall have been satisfied, Howard shall be entitled to receive from the Howard Escrow Share an amount equal to the Payment Share of any Contract Counsel Payment(s) made prior to such date that Howard would be entitled to receive pursuant to subsection (a) of this section in light of Howard's actual Fee Percentage determined by such court ("Howard's Actual Payment Share"). If Howard's Actual Payment Share is less than the Howard Escrow Share, each Participating Contract Counsel (other than Howard) shall be entitled to receive a percentage of the difference between the amount of Howard's Escrow Share and Howard's Actual Payment Share equal to its respective Fee Percentage, with the remainder, if any, to be returned to Settling Defendants in proportion to their respective contributions toward such amount. If Howard's Actual Payment Share is greater than the Howard Escrow Share, Participating Contract Counsel (other than Howard) shall be obligated to pay to Howard an amount sufficient to ensure that Howard receives Howard's Actual Payment Share.

               (iii) In the event that (A) Howard is conclusively determined not to be entitled to attorneys' fees on a contingent-fee basis under the Contract by the court of last resort to which such question may be presented; or (B) as of close of business on December 14, 1998, Howard has not both consented to payment of attorneys' fees pursuant to the terms of this Agreement and granted releases identical to the releases granted by Participating Florida Counsel pursuant to section 3 hereof; or
           (C) as of close of business on December 14, 1998, the State of Florida has not consented in writing to payment of attorneys' fees to Howard pursuant to the terms of this Agreement, then:
           (1) Howard shall not be treated as Participating Contract Counsel or Participating Florida Counsel for purposes of the payment provisions of this Agreement and shall not be entitled to receive any part of the Howard Escrow Share; and (2) on the date upon which any one or more of the conditions described above in this paragraph shall have been satisfied, each Participating Contract Counsel shall be entitled to receive a percentage of the amount of the Howard Escrow Share equal to its respective Fee Percentage, with the remainder, if any, to be returned to Settling Defendants in proportion to their respective contributions toward such amount.

          (c) Each Participating Contract Counsel hereby irrevocably agrees to indemnify and hold harmless Settling Defendants and the State of Florida, up to any amounts allocable to such Participating Contract Counsel pursuant to this Agreement, for any and all losses (including costs and attorneys' fees) they may at any time incur as a result of any claim (i) by Howard relating to attorneys' fees (other than a claim for payment of attorneys' fees by Settling Defendants pursuant to the terms of this Agreement); (ii) by any private counsel party to the Contract for alleged damages or other losses as a result of the allocation of any Contract Counsel Payment in accordance with the certification described in section 12(a) hereof; or (iii) by any party to any referral agreement or other compensation arrangement entered with such Participating Contract Counsel in connection with, or otherwise relating to, the Action.

SECTION 12. Participation by Fewer than All Contract Counsel.

          In the event that fewer than all Contract Counsel are Participating Contract Counsel as of five business days prior to the date of any Contract Counsel Payment:

          (a) The Fee Percentage of each Non-Participating Contract Counsel shall be certified to Settling Defendants in writing by Participating Contract Counsel, at least four business days prior to the date of the Contract Counsel Payment. Settling Defendants and the State of Florida shall have no obligation, responsibility or liability with respect to any such certification.

          (b) The amount of the Contract Counsel Payment shall be reduced by a percentage equal to the sum of the Fee Percentages of Non-Participating Contract Counsel provided to Settling Defendants pursuant to subsection (a) of this section. Settling Defendants and the State of Florida shall have no obligation, responsibility or liability with respect to the amount of any such reduction. The amount of any reduction in the amount of any Contract Counsel Payment made pursuant to this subsection shall be retained by Settling Defendants.

          (c) In the event that (i) the State of Florida pays attorneys' fees in connection with the Action to any Non-Participating Contract Counsel and
(ii) Settling Defendants have been released by such Non-Participating
Contract Counsel to the extent provided in section 3 hereof or the State's payment of attorneys' fees is pursuant to a non-consensual final judgment against the State (as to which all appeals have been exhausted) and such judgment has resolved and satisfied all asserted and potential claims of such Non-Participating Contract Counsel for compensation pursuant to the Contract or otherwise in connection with the Action (including any claims against Settling Defendants, without any liability on the part of Settling
Defendants, or any of them), the State of Florida shall be entitled to receive from Settling Defendants the amount of any reduction pursuant to subsection (b) of this section in the amount of any Contract Counsel Payment as a result of such counsel's being a Non-Participating Contract Counsel, up to the amount actually paid to such Non-Participating Contract Counsel by the State of Florida.

SECTION 13.  Advance on Payment of Fees.

          Within five business days of the Effective Date, each Settling Defendant shall severally pay to Contract Counsel, pro rata in proportion to its Market Share indicated on Schedule A hereto and subject to reduction pursuant to section 12 hereof, its respective share of $100 million, as an advance against later Contract Counsel Payments to be credited as provided in section 19 hereof. The Attorney General, on behalf of the State of Florida, hereby represents and warrants that the advance to be paid by Settling Defendants pursuant to this section and all other payments by Settling Defendants described in this Agreement are not funds of the State of Florida and are not subject to appropriation by the State of Florida pursuant to 1998 Fla. Sess. Law Serv. Ch. 98-63 (C.S.S.B. 1270) (West) and that Settling Defendants are under no obligation to pay such advance or payments to the State of Florida. Settling Defendants' obligations with respect to payment of such advance and all other payments described in this Agreement are expressly conditioned upon the continuing accuracy of the foregoing representation and warranty of the Attorney General.

SECTION 14.  Waiver of Fee Payments.

          Any Participating Contract Counsel that at any time waives, abandons or otherwise relinquishes its right to payment of attorneys' fees pursuant to this Agreement ("Waiving Counsel") shall not be entitled to payment of attorneys' fees pursuant to this Agreement under any circumstances. Each Waiving Counsel shall be treated for purposes of the payment provisions of this Agreement as Non-Participating Contract Counsel and not as Participating Contract Counsel (notwithstanding its being a signatory hereto).

SECTION 15.  Annual Amount for 1997; Allocation.

          (a) For 1997, Settling Defendants shall pay, subject to reduction pursuant to section 12 hereof and in the manner described in section 17 hereof, the unsatisfied amount of the Fee Award (without regard to the advance described in section 13 hereof) (the "Unpaid Fees") of Florida Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of

Private Counsel retained in connection with the lawsuits In re Mike Moore, Attorney General, ex rel. State of Mississippi Tobacco Litig., No. 94-1429 (Miss. Ch. Ct., Jackson County), and Mangini v. R.J. Reynolds Tobacco Co., No. 939359 (Cal. Super. Ct., San Francisco County), in an amount not to exceed $250 million for all payments described in this subsection.

          (b) In the event that the sum of the Unpaid Fees of those Private Counsel identified in subsection (a) of this section exceeds $250 million, such amount shall be allocated among the payments to be made with respect to such Private Counsel in proportion to the amount of their respective Unpaid Fees (the amount so allocated with respect to the Unpaid Fees of each such Private Counsel being such counsel's "Allocable Share" for 1997).

SECTION 16.  Annual Amount for 1998; Allocation.

          (a) For 1998, Settling Defendants shall pay, subject to reduction pursuant to section 12 hereof and in the manner described in section 17 hereof, the Unpaid Fees of Florida Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of all other Private Counsel, in an amount not to exceed $500 million for all such payments described in this subsection.

          (b) The amount payable by Settling Defendants with respect to each Fee Award for 1998 shall be determined as follows: The $500 million annual cap for 1998 shall be allocated equally among each month of the year. Except as provided in section 17(b) hereof, each monthly amount shall be allocated to those Private Counsel retained in connection with Tobacco Cases settled by Participating Defendants or resolved by Federal Legislation before or during such month, up to the amounts of their respective Unpaid Fees (such counsel being "Eligible Counsel" with respect to such monthly amount). In the event that the monthly amount is less than the sum of Eligible Counsel's Unpaid Fees, the monthly amount shall be allocated to Eligible Counsel in proportion to the amounts of their respective Unpaid Fees (the amount so allocated to each Eligible Counsel for a given month being such counsel's Allocable Share for such month, and the sum of each Private Counsel's Allocable Shares for each month being such counsel's Allocable Share for 1998).

          (c) Settling Defendants represent that, as of the date of this Agreement, the only Tobacco Cases (other than the Action) that have been settled by Participating Defendants on terms that allow for Private Counsel retained in connection with such cases to seek a Fee Award from the Panel are In re Mike

Moore, Attorney General, ex rel. State of Mississippi Tobacco Litig., No. 94-1429 (Miss. Ch. Ct., Jackson County), State of Texas v. American Tobacco Co., No. 5- 96CV-91 (E.D. Tex.), and Mangini v. R.J. Reynolds Tobacco Co., No. 939359 (Cal. Super. Ct., San Francisco County). In addition, Private Counsel retained in connection with Mangini v. Brown & Williamson Tobacco Corp., No. 993893 (Cal. Super. Ct., San Francisco County), may under the terms of the settlement in that action "apply to participate in any national, reasonable, 'public benefit' fee award or arbitration process created by a 'national settlement' or 'Congressional Resolution.'"

SECTION 17. Payments with Respect to Annual Amounts for 1997 and 1998.

          (a) On or before December 21, 1998, each Settling Defendant shall severally pay, pro rata in proportion to its Market Share and subject to reduction pursuant to section 12 hereof, its share of an initial fee payment with respect to the Contract Counsel Award and the Fee Awards, if any, on behalf of Other Participating Florida Counsel (the "Initial Florida Fee Payment"), which shall include:

              (i) Florida Counsel's Allocable Share for 1997 as provided in section 15 hereof or, in the event that the Panel has not rendered Fee Awards with respect to all Private Counsel described in section 15(a) hereof as of December 10, 1998, Settling Defendants' reasonable estimation of Florida Counsel's Allocable Share for 1997; and

             (ii) Florida Counsel's Allocable Share for 1998 as provided in section 16 hereof for each month of 1998 except those with respect to which Florida Counsel's Allocable Share could not be determined as of December 10, 1998, as a result of there being other Eligible Counsel that, as of such date, had not yet been granted or denied a Fee Award by the Panel (either because such counsel's application for a Fee Award was still under consideration by the Panel or for any other reason).

          (b) On January 15, 1999, each Settling Defendant shall severally pay, pro rata in proportion to its Market Share and subject to reduction pursuant to section 12 hereof, its share of Florida Counsel's Allocable Share for those months of 1998 not included in the Initial Florida Fee Payment. Florida Counsel's Allocable Share for any such month shall be based on an allocation of the monthly amount among Eligible Counsel having Fee Awards as of December 31, 1998, without regard to whether there may be other Eligible Counsel that have not been granted or denied a Fee Award by the Panel as of such date.

          (c) In the event that Settling Defendants pay an estimation of Florida Counsel's Allocable Share for 1997, as provided in subsection (a)(i) of this section, subsequent payments pursuant to this Agreement shall be adjusted to ensure that Florida Counsel receive their actual Allocable Share for 1997.

          (d) Notwithstanding any provision of this Agreement, individual Florida Counsel Scruggs, Millette, Bozeman & Dent, P.A. ("Scruggs, Millette") and Ness, Motley, Loadholt, Richardson & Poole ("Ness, Motley") agree to defer payment of the amounts of their respective Payments Shares of the Contract Counsel Payment due from Settling Defendant R.J. Reynolds Tobacco Company ("Reynolds") on December 21, 1998 insofar as necessary for the sum of all deferred amounts of any payments by Reynolds in 1998 with respect to Fee Awards to equal $62 million. Under no circumstances shall this subsection require any increase in any payment to be made by any other Settling Defendant. On January 5, 1999, Reynolds shall pay to Scruggs, Millette and Ness, Motley the amount, if any, of their respective Payment Shares of the Initial Florida Fee Payment deferred pursuant to this subsection.

SECTION 18. Quarterly Amounts for 1999 and Subsequent Years; Allocation.

          Within 10 business days after the end of each calendar quarter beginning with the first calendar quarter of 1999, Settling Defendants shall pay, in the manner provided in subsection (d) of this section, the Unpaid Fees of Florida Counsel, and those Participating Defendants so obligated shall make payments with respect to the Unpaid Fees of all other Private Counsel, in an amount not to exceed $125 million for all such payments, as follows:

          (a) In the event that Federal Legislation has been enacted by the end of the calendar quarter with respect to which such quarterly payment is being made (the "Applicable Quarter"):

               (i) the quarterly amount shall be allocated among Private Counsel, up to the amount of their respective Unpaid Fees. Each Private Counsel shall be allocated an amount of each quarterly payment for the calendar year up to (or, in the eventthat the sum of such Private Counsel's Unpaid Fees exceeds the quarterly amount, in proportion to) the amount of such Private Counsel's Unpaid Fees. Each quarterly payment shall be allocated among Private Counsel having Unpaid Fees, without regard to whether there are other Private Counsel that have not yet been granted Fee Award by the Panel as of the end of the Applicable Quarter.

     Subsequent quarterly payments shall be adjusted, if necessary, to account for Private Counsel that are granted Fee Awards in a subsequent quarter of the calendar year, as provided in paragraph (ii)(B) of this subsection.

          (ii) In the event that a quarterly payment for the calendar year is less than the sum of all Private Counsel's Unpaid Fees:

               (A) in the case of the first such quarterly payment, the quarterly amount shall be allocated among Private Counsel in proportion to the amounts of their respective Unpaid Fees.

               (B) in the case of a quarterly payment after the first quarterly payment that is less than the sum of all such Unpaid Fees, the quarterly amount shall be allocated only to those Private Counsel, if any, that were not paid a proportionate share of all prior quarterly payments for the calendar year (either because such Private Counsel's applications for Fee Awards were still under consideration as of the end of the calendar quarters with respect to which such quarterly payments were made or for any other reason), until each such Private Counsel has been allocated a proportionate share of all prior quarterly payments (each such share of each such Private Counsel being a "Payable Proportionate Share"). In the event that the sum of all Payable Proportionate Shares exceeds the amount of the quarterly payment, such payment shall be allocated among such Private Counsel in proportion to the amounts of their respective Unpaid Fees (without regard to whether there are other Private Counsel that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter). In the event that the sum of all Payable Proportionate Shares is less than the amount of the quarterly payment, the amount by which the quarterly payment exceeds the sum of all such shares shall be allocated among Private Counsel up to (or, in the event that the sum of such Private Counsel's Unpaid Fees exceeds such amount, in proportion
          to) the amount of such Private Counsel's Unpaid Fees.

    (b) In the event that Federal Legislation has not been enacted by the end of the Applicable Quarter:

          (i) the quarterly amount shall be allocated equally among each of the three months of the calendar quarter. The amount for each such month shall be allocated among those Private Counsel retained in connection with Tobacco Cases settled before or during such month (such Private Counsel being "Eligible Counsel" with respect to such monthly amount), each of whom shall be allocated a portion of each such monthly amount up to (or, in the event that the sum of Eligible Counsel's respective Unpaid Fees exceeds such monthly amount, in proportion to) the amount of such Eligible Counsel's Unpaid Fees. The monthly amount for each month of the calendar quarter shall be allocated among Eligible Counsel having Unpaid Fees, without regard to whether there may be Eligible Counsel that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter. Subsequent quarterly payments shall be adjusted, as necessary, to account for Eligible Counsel that are granted Fee Awards in a subsequent quarter of the calendar year, as provided in paragraph (ii)(B) of this subsection.

          (ii) In the event that the amount for a given month is less than the sum of all Eligible Counsel's Unpaid Fees:

               (A) in the case of a first quarterly payment, such monthly amount shall be allocated among Eligible Counsel for such month in proportion to the amount of their respective Unpaid Fees.

               (B) in the case of a quarterly payment after the first quarterly payment, the quarterly amount shall be allocated among only those Private Counsel, if any, that were Eligible Counsel with respect to any monthly amount paid in a prior quarter of the calendar year but were not allocated a proportionate share of such monthly amount (either because such counsel's applications for Fee Awards were still under consideration as of the end of the calendar quarter containing the month in question or for any other reason), until each such Eligible Counsel has been allocated a proportionate share of all such prior monthly payments for the calendar year (each such share of each such Private Counsel being a "Payable Proportionate Share"). In the event that the sum of all Payable Proportionate Shares exceeds the amount of the quarterly payment, the quarterly payment shall be allocated among Eligible Counsel in proportion to the amounts of their respective Unpaid Fees (without regard to whether there may be other Eligible Counsel with respect to such prior monthly amounts that have not yet been granted or denied a Fee Award by the Panel as of the end of the Applicable Quarter). In the event that the sum of all Payable

          Proportionate Shares is less than the amount of the quarterly payment, the amount by which the quarterly payment exceeds the sum of all such shares shall be allocated among each of the three months of the calendar quarter, and the amount for each month shall be allocated among each Eligible Counsel with respect to such monthly amount up to (or, in the event that the sum of Eligible Counsel's Unpaid Fees exceeds such monthly amount, in proportion to) the amount of such Eligible Counsel's Unpaid Fees.

          (c) Adjustments pursuant to paragraphs (a)(ii)(B) and (b)(ii)(B) of this section shall be made separately for each calendar year. No amounts paid in any calendar year shall be subject to refund, nor shall any payment in any given calendar year affect the allocation of payments to be made in any subsequent calendar year.

          (d) Each Settling Defendant shall severally pay, pro rata in proportion to its respective Market Share and subject to reduction pursuant to section 12 hereof, its share of the amounts, if any, allocated to Florida Counsel pursuant to this section.

SECTION 19.  Credits and Limitations.

          Notwithstanding any other provision of this Agreement:

          (a) The advance against future Contract Counsel Payments described in section 13 hereof shall be credited against and shall reduce subsequent Contract Counsel Payments, beginning with the first quarterly payment for 1999 pursuant to section 18 hereof, in an amount equal to 50% of the Contract Counsel Payment in question, until the advance paid by Settling Defendants is fully credited; provided, however, that the sum of all such credits applied in any calendar year with respect to the advance to Participating Contract Counsel described in section 13 hereof shall not exceed $50 million. The amount of any credit made against any such Contract Counsel Payment shall be counted in computing the annual and quarterly aggregate national caps on all payments made with respect to Private Counsel, in the amount of the credit applied to any such Contract Counsel Payment in any quarterly or annual period. All credits against Contract Counsel Payments pursuant to this subsection shall be allocated among Settling Defendants in proportion to their respective contributions toward the amounts of the advance described in section 13 hereof.

          (b) Under no circumstances shall Settling Defendants be required to make payments that would result in aggregate national payments and credits by Participating Defendants with respect to Fee Awards:

               (i) for 1997, totaling more than $250 million;

               (ii) during 1998, totaling more than $500 million, except insofar as payments under the separate $250 million cap for 1997 are made in 1998 pursuant to section 17 hereof, and except insofar as advances are made in 1998 against payments due in years after 1998;

               (iii) during any year beginning with 1999, totaling more than $500 million, excluding payments with respect to any Private Counsel's Allocable Shares for 1998 that are paid in 1999; and

               (iv) during any calendar quarter beginning with the first calendar quarter of 1999, totaling more than $125 million, excluding payments with respect to any Private Counsel's Allocable Shares for 1998 that are paid in 1999 and except to the extent that payments and credits with respect to any prior quarter of the calendar year did not total $125 million.

          (c) Under no circumstances shall the sum of all Contract Counsel Payments (including the advance described in section 13 hereof) exceed the amount of the Contract Counsel Award.

          (d) Under no circumstances shall Settling Defendants be required to make any Contract Counsel Payment until the fourth business day following the receipt by Settling Defendants of the certification described in section 12(a) hereof.

          (e) Payments with respect to Fee Awards on behalf of Florida Counsel shall be made exclusively as provided by the terms of this Agreement, and notwithstanding any other provision of law, such Fee Awards shall not be entered as or reduced to a judgment against Settling Defendants or considered as a basis for requiring a bond or imposing a lien or any other encumbrance.

SECTION 20.  Contribution to National Legislation.

          If Federal Legislation is enacted that implements the Proposed Resolution, a three-member national panel including the two permanent members of the Panel shall consider any application for Fee Awards on behalf of Private Counsel for contributions made toward the enactment of such Federal Legislation, along with all applications for Fee Awards for professional fees by any other persons who claim to have made similar contributions (other than attorneys or agents of Participating Defendants). No person shall make more than one application for a Fee Award in connection with any such contributions toward enactment of such Federal Legislation. All payments with respect to such Fee Awards, if any, shall be paid on the payment schedule and subject to, and counted in computing, the annual and quarterly national caps described in sections 16, 17, 18 and 19 hereof.

SECTION 21.  Payments on Market Share Basis.

          All payments due hereunder shall be paid by Settling Defendants pro rata in proportion to their respective Market Shares as provided herein, and each Settling Defendant shall be severally liable for its share of all such payments. Due to the particular corporate structures of Settling Defendants R.J. Reynolds Tobacco Company ("Reynolds") and Brown & Williamson Tobacco Corporation ("Brown & Williamson") with respect to their non-domestic tobacco operations, Settling Defendants Reynolds and Brown & Williamson shall be severally liable for their respective shares of each payment due pursuant to this Agreement up to (and their liability hereunder shall not exceed) the full extent of their assets used in, and earnings and revenues derived from, their manufacture and sale in the United States of Tobacco Products intended for domestic consumption, and no recourse shall be had against any of their other assets or earnings to satisfy such obligations. Under no circumstances shall any such payment or portion thereof become the joint obligation of Settling Defendants or the obligation of any party other than the Settling Defendant from which such payment is originally due, nor shall any Settling Defendant be required to pay a portion of any such payment greater than its respective Market Share. With respect to payment of the advance described in section 13 hereof and the amount for 1997 described in section 15 hereof, the Market Share of each Settling Defendant shall be as provided in Schedule A hereto. With respect to the amount for 1998 described in section 16 hereof, the Market Share of each Settling Defendant shall be its respective share pursuant to Appendix A hereto for 1998. With respect to all other payments pursuant to this Agreement, each Settling Defendant's Market Share shall be its respective share pursuant to Appendix A hereto for the 12 month period ending on the last day of the calendar quarter immediately preceding the calendar quarter with respect to which such payment is made.

SECTION 22.  Determination of Market Share.

          In the event of a disagreement between or among any Settling Defendants as to their respective shares of any payment pursuant to this Agreement (except payments for which each Settling Defendant's Market Share is expressly provided herein), each Settling Defendant shall pay its undisputed share of such payment promptly, on or before the date on which such payment is due, and shall within 21 days submit copies of its audited reports of shipments of Tobacco Products provided to the U.S. Securities and Exchange Commission ("SEC") for the period in question (or, in the case of any Settling Defendant that does not provide such reports to the SEC, audited reports of shipments containing the same shipment information as contained in the reports provided to the SEC) ("Shipment Reports") to a third party to be selected by agreement of Settling Defendants (the "Third Party"), who shall within three business days determine the Market Share of each Settling Defendant. The decision of the Third Party shall be final and non-appealable, and shall be communicated by facsimile to each party hereto. Each Settling Defendant shall, within two business days of receipt of the Third Party's decision, pay Florida Counsel or such other Settling Defendant, as appropriate, the difference, if any, between (1) the amount that such Settling Defendant has already paid with respect to the payment in question and (2) the amount of the payment in question that corresponds to such Settling Defendant's Market Share as determined by the Third Party, together with interest accrued from the original date on which the payment in question was due, at the prime rate as published in the Wall Street Journal on the latest publication date on or before the original date on which the payment in question was due plus 3%. In the event of any disagreement by or among Settling Defendants as to their respective shares of the Initial Florida Fee Payment due on December 21, 1998 pursuant to section 17 hereof, the procedures for resolving such disagreement shall be as described in this section, except that each Settling Defendants shall not be required to provide its Shipment Reports to the Third Party until January 21, 1999.

SECTION 23.  Limited Waiver as to Other Terms.

          In consideration of Settling Defendants' agreement to the terms hereof, each Participating Florida Counsel hereby covenants and agrees that it will not argue in any forum (other than in proceedings before the Panel relating to their Fee Award application) that the arrangements made in connection with the Texas Settlement, the Mississippi Settlement or the Minnesota Settlement for payment of fees to private counsel for the States of Texas, Mississippi or Minnesota give rise to any claim or entitlement on the part of Florida Counsel (or any other person) in connection with this Action.

SECTION 24.  State's Identification of Florida Counsel.

          The Governor, on behalf of the State of Florida, hereby represents and warrants that Schedule B hereto identifies all Florida Counsel, including all Contract Counsel.

SECTION 25.  Intended Beneficiaries.

          No part of this Agreement creates any rights on the part of, or is enforceable by, any person or entity that is not a party hereto or a person covered by the releases described in section 3 hereof. Nor shall any part of this Agreement bind any non-party or determine, limit or prejudice the rights of any such person or entity.

SECTION 26.  Definitions.

          Terms used herein that are defined in the Settlement Agreement or the Stipulation of Amendment are, unless otherwise defined herein, used in this Agreement as defined in the Settlement Agreement or the Stipulation of Amendment, as applicable.

SECTION 27.  Representations of Parties.

          The parties hereto hereby represent that this Agreement has been duly authorized and, upon execution, will constitute a valid and binding contractual obligation, enforceable in accordance with its terms, of each of the parties hereto.

SECTION 28.  No Admission.

          This Agreement is not intended to be and shall not in any event be construed as, or deemed to be, an admission or concession or evidence of any liability or wrongdoing whatsoever on the part of any party hereto or any person released pursuant to subsection (b) or (c) of section 3 hereof. Settling Defendants specifically disclaim and deny any liability or wrongdoing whatsoever with respect to the claims released under section 3 hereof and enter into this Agreement for the sole purposes of memorializing Settling Defendants' rights and obligations with respect to payment of attorneys' fees pursuant to the Settlement Agreement and avoiding the further expense, inconvenience, burden and uncertainty of litigation.

SECTION 29.  Non-admissibility.

          This Agreement having been undertaken by the parties hereto in good faith and for settlement purposes only, neither this Agreement nor any evidence of negotiations relating hereto shall be offered or received in evidence in any action or proceeding other than the Action or an action or proceeding arising under this Agreement.

SECTION 30.  Amendment and Waiver.

          This Agreement may be amended only by a written instrument executed by the Attorney General on behalf of the State of Florida, Settling Defendants and a majority of Participating Florida Counsel. The waiver of any rights conferred hereunder shall be effective only if made by written instrument executed by the waiving party. The waiver by any party of any breach of this Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement.

SECTION 31.  Notices.

          All notices or other communications to any party hereto shall be in writing (including but not limited to telex, telecopy or similar writing) and shall be given to the respective parties hereto listed on Schedule C hereto at the addresses therein indicated. Any party hereto may change the name and address of the person designated to receive notice on behalf of such party by notice given as provided in this section including an updated list conformed to Schedule C hereto.

SECTION 32.  Governing Law.

          This Agreement shall be governed by the laws of the State of Florida, without regard to the conflict of law rules of such State.

SECTION 33.  Construction.

          None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

SECTION 34.  Captions.

          The captions of the sections of this Agreement are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

SECTION 35.  Execution of Agreement.

          This Agreement may be executed in counterparts. Facsimile or photocopied signatures shall be considered valid signatures for purposes of execution of this Agreement as of the date of their receipt by all parties hereto, although the original signature pages shall thereafter be appended to this Settlement Agreement. Subject to the written consent of the State of Florida, any Florida Counsel (as identified by the Governor pursuant to section 24 hereof) that is not a signatory hereto as of the date hereof may at any time prior to December 15, 1998 become a party hereto by serving upon all parties hereto a signed letter of agreement to the terms hereof. Any such person shall thereafter promptly execute this Agreement. Any Florida Counsel that is not a signatory hereto prior to December 15, 1998 shall have forfeited any opportunity to become a signatory hereto; provided, however, that notwithstanding any other provision of this Agreement, after December 15, 1998 any Florida Counsel may, subject to the written consent of Settling Defendants and the State of Florida, become a signatory hereto, and any such Florida Counsel so permitted to become a signatory hereto after December 15, 1998 shall be a Participating Florida Counsel for purposes of this Agreement.

SECTION 36.  Court Orders.

          (a) In the event that the Court does not enter an order amending the Court's April 16, 1998 Order Implementing Most Favored Nation Provision of Florida Settlement Agreement and Exhibit 1 thereto (including all other orders of the Court relating thereto) (the "April 16th Order") so as to conform it to the terms of this Agreement, or that any Court order so amending the April 16th Order is itself modified or set aside on appeal in a manner unacceptable to Settling Defendants, the parties hereto agree that the procedures, schedule and process described herein shall govern any arbitration proceedings pursuant to the April 16th Order (the "Alternative Arbitration"). Participating Florida Counsel hereby waive any claim they may have to any advances (or any portion thereof) to be paid by Settling Defendants or the State of Florida under the April 16th Order. In the event that any of the procedures or the schedule or the process described herein is not followed in connection with the Alternative Arbitration, Settling Defendants may elect (in their sole discretion) either:

          (i) to pay attorneys' fees to Participating Florida Counsel solely in accordance with this Agreement, in which case each Participating Florida Counsel shall be deemed to have waived any claim it may have to amounts payable under the Alternative Arbitration, shall take all actions reasonably likely to prevent the Alternative Arbitration in favor of the procedures, schedule and process described herein and shall be obligated to take all actions as may be necessary to ensure that Settling Defendants are not liable for any amounts that might be allocable to such Participating Florida Counsel under such Alternative Arbitration (including, without limitation, returning any such amounts to Settling Defendants) and are not subject to any judgment or lien that might be available under such Alternative Arbitration; or

          (ii) to pay attorneys' fees solely in accordance with the Alternative Arbitration, in which case (A) Settling Defendants shall no longer be obligated to perform any of their obligations under this Agreement not performed as of the date of Settling Defendants' election and (B) any payments made by Settling Defendants pursuant to this Agreement (including the advance paid pursuant to paragraph 13 hereof) shall be credited against any payments due to be paid by Settling Defendants to Participating Florida Counsel pursuant to the Alternative Arbitration.

SECTION 37.  Entire Agreement of Parties.

          This Agreement contains an entire, complete and integrated statement of each and every term, provision and condition with respect to payment of attorneys' fees by Settling Defendants in connection with the Action agreed to
(1) by and between Settling Defendants and the State of Florida and (2) by and among Settling Defendants, the State of Florida and Participating Florida Counsel.

          IN WITNESS WHEREOF, the parties hereto, through their fully authorized representatives, have agreed to this Florida Fee Payment Agreement as of this the eleventh day of September, 1998.



                              STATE OF FLORIDA, acting by and through
                              Lawton M. Chiles, Jr., its duly elected and authorized Governor, and Robert A. Butterworth, its duly elected and authorized Attorney General



                              By:  /s/LAWTON M. CHILES, JR.
                                   ----------------------------------
                                    Lawton M. Chiles, Jr.
                                      Governor



                              By:  /s/ROBERT A. BUTTERWORTH
                                   ----------------------------------
                                    Robert A. Butterworth
                                      Attorney General



                              PHILIP MORRIS INCORPORATED



                              By:  /s/MEYER G. KOPLOW
                                   ----------------------------------
                                    Meyer G. Koplow
                                      Counsel



                              By:  /s/MARTIN J. BARRINGTON
                                   ----------------------------------
                                    Martin J. Barrington
                                      General Counsel

Florida Fee Payment Agreement,
dated September 11, 1998


                              R.J. REYNOLDS TOBACCO COMPANY



                              By:  /s/ARTHUR F. GOLDEN
                                   ----------------------------------
                                    Arthur F. Golden
                                      Counsel



                              By:  /s/CHARLES A. BLIXT
                                   ----------------------------------
                                   Charles A. Blixt
                                   Executive Vice President
                                   & General Counsel



                              BROWN & WILLIAMSON TOBACCO
                              CORPORATION



                              By:  /s/STEPHEN R. PATTON
                                   ----------------------------------
                                   Stephen R. Patton
                                   Counsel



                              By:  /s/F. ANTHONY BURKE
                                   ----------------------------------
                                   F. Anthony Burke
                                   Vice President & General Counsel

Florida Fee Payment Agreement,
dated September 11, 1998


                              LORILLARD TOBACCO COMPANY



                              By:  /s/ARTHUR J. STEVENS
                                   ----------------------------------
                                   Arthur J. Stevens
                                   Senior Vice President & General Counsel



                              UNITED STATES TOBACCO COMPANY



                              By:  /s/RICHARD H. VERHEIJ
                                   ----------------------------------
                                   Richard H. Verheij
                                   Executive Vice President & General Counsel

Florida Fee Payment Agreement,
dated September 11, 1998


                         PARTICIPATING CONTRACT COUNSEL
                         ------------------------------




By:/s/C. DAVID FONVIELLE                     By:/s/WILLIAM C. GENTRY
   -----------------------------------          -----------------------------------
   C. David Fonvielle                           William C. Gentry
    for Fonvielle, Hinkle & Lewis, P.A.          for Gentry, Phillips & Hodak, P.A.



By:/s/WAYNE HOGAN                            By:
   -----------------------------------          -----------------------------------
   Wayne Hogan                                  Robert G. Kerrigan
    for Brown, Terrell, Hogan, Ellis,            for Kerrigan, Estess, Rankin & McLeod
       McClamma & Yegelwel, P.A.



By:/s/MICHAEL MAHER                          By:
   -----------------------------------          -----------------------------------
   Michael Maher                                Robert Montgomery
    for Maher, Gibson & Guiley, P.A.             for Montgomery & Larmoyeux



By:/s/JAMES H. NANCE                         By:/s/JOSEPH F. RICE
   -----------------------------------          -----------------------------------
   James H. Nance                               Joseph F. Rice
    for Nance, Cacciatore, Sisserson,            for Ness, Motley, Loadholt, Richardson &
    Duryea & Hamilton, P.A.                      Poole


                                                /s/RICHARD F. SCRUGGS BY
By:                                          By:   W. STEVE BOZEMAN WITH PERMISSION
   -----------------------------------          -----------------------------------
   Sheldon J. Schlesinger                       Richard F. Scruggs
    for Sheldon J. Schlesinger, P.A.             for Scruggs, Millette, Bozeman & Dent, P.A.



By:/s/C. STEVEN YERRID
   -----------------------------------
   C. Steven Yerrid
    for Yerrid, Knopik & Krieger, P.A.


                                   APPENDIX A

                            MARKET SHARE CALCULATION

          The Market Share of each Settling Defendant for purposes of any payment required hereunder shall be equal to the proportion of (1) such Settling Defendant's Aggregate Sales Volume for the period in question to (2) the sum of all Settling Defendants' Aggregate Sales Volumes for the period in question. For purposes of the foregoing:

          (a) Each Settling Defendant's Aggregate Sales Volume shall be the sum of such Settling Defendant's Sales Volumes with respect to each type of Tobacco Product referenced in paragraph (c) of this Appendix.

          (b) Each Settling Defendant's Sales Volume with respect to each type of Tobacco Product referenced in paragraph (c) of this Appendix shall be the number of Units of such type of Tobacco Product sold within the United States by such Settling Defendant during the period in question, as measured by such Settling Defendant's applicable Shipment Reports.

          (c) A Unit of Tobacco Product means:

               (1) one Cigarette;

               (2) .12 ounces of Moist Snuff;

               (3) .3 ounces of Loose Leaf, Plug, Twist, Roll or other form of chewing tobacco;

               (4) .25 ounces of Dry Snuff; and

               (5) .16 ounces of Loose Leaf tobacco suitable for user preparation of cigarettes.

                                   SCHEDULE A

                            MARKET SHARE PERCENTAGES


Settling Defendant                                                   Percentage
------------------                                                   ----------
Philip Morris Incorporated ........................................    49.26

R.J. Reynolds Tobacco Company......................................    24.49

Brown & Williamson Tobacco Corp....................................    16.20

Lorillard Tobacco Company..........................................     8.77

United States Tobacco Company......................................     1.28
                                                                     ----------
TOTAL                                                                 100.00

                                   SCHEDULE B

                         DESIGNATION of FLORIDA COUNSEL
                                 by the Governor


          1. Pursuant to section 24 of the Florida Fee Payment Agreement, on behalf of the State of Florida, I hereby identify as Florida Counsel those private counsel that are appropriate, legal and authorized parties to the contingent-fee agreement titled "Standard Contract -- State of Florida, Agency for Health Care Administration" and executed in February 1995 (the "Contract," attached as Exhibit A hereto), and I hereby identify as Contract Counsel those same private counsel.

          2. Laurence H. Tribe, G. Robert Blakey and persons working under their direction undertook activities on behalf of the State of Florida in connection with the Action but are not Contract Counsel or Florida Counsel for purposes of the Florida Fee Payment Agreement.

          3. Fredric G. Levin of the firm Levin, Middlebrooks, Thomas, Mitchell, Green, Echsner, Proctor & Papantonio, P.A. (collectively, "Levin") undertook activities on behalf of the State of Florida in connection with the Action but is not Contract Counsel or Florida Counsel for purposes of the Florida Fee Payment Agreement, and it is the State's understanding that Levin will be compensated for his services by Contract Counsel from the fees paid to Contract Counsel pursuant to the Florida Fee Payment Agreement.

          4. Richard A. Daynard has declared an intent to seek an award of attorneys' fees pursuant to the arbitration provisions described in the Court's April 16, 1998 Order Implementing Most Favored Nation Provision of Florida Settlement Agreement and Exhibit 1 thereto and the Court's Order of May 12, 1998 (collectively, the "Arbitration Orders"). It is the State's understanding that any activities of Mr. Daynard or others acting under his direction (collectively, "Daynard") in connection with the Action were undertaken on a strictly pro bono basis as to the State and without any obligation of compensation by the State, and Daynard is not Contract Counsel or Florida Counsel for purposes of the Florida Fee Payment Agreement. Notwithstanding the foregoing, in the event that Daynard is determined to be entitled, as a result of the Arbitration Orders, to participate in the fee arbitration process described in the Florida Fee Payment Agreement despite the provisions thereof and of the Stipulation of

Amendment, Daynard shall be treated as Florida Counsel (but not as Contract Counsel) for purposes of the Florida Fee Payment Agreement. In the event that Daynard is treated as Participating Florida Counsel for purposes of the Florida Fee Payment Agreement and makes an application to the Panel as provided therein, the State of Florida will not support or oppose Daynard's application for an award of attorneys' fees by the Panel.

          5. Except as expressly provided in paragraph 4 hereof, no person other than the persons identified in paragraph 1 hereof is entitled as Contract Counsel or Florida Counsel to seek payment of attorneys' fees by Settling Defendants.



                                        /s/LAWTON M. CHILES, JR.
                                        -----------------------------
                                        Lawton M. Chiles, Jr.
                                        Governor

                                                                     Exhibit A


                              STATE OF FLORIDA
                   AGENCY FOR HEALTH CARE ADMINISTRATION
                              STANDARD CONTRACT



                           [Intentionally Omitted]

                                   SCHEDULE C

                                     NOTICES


                                State of Florida
                                ----------------

Hon. Robert A. Butterworth
Attorney General's Office
The Capitol
Suite PL01
Tallahassee, FL 32399-1050
Fax: (850) 413-0632

With copies to:
---------------
Richard F. Scruggs
Scruggs, Millette, Bozeman & Dent, P.A.
743 Delmas Avenue
Pascagoula, MS 39568-1425
Fax: (228) 762-1207

and:
----
Joseph F. Rice, Esq.
Ness, Motley, Loadholt, Richardson & Poole
151 Meeting Street, Suite 600
Charleston, SC 29402
Fax: (843) 720-9290


                                                                     (continued)

                               Settling Defendants
                               -------------------

Philip Morris Incorporated:                  R.J. Reynolds Tobacco Company:
Martin J. Barrington, Esq.                   Charles A. Blixt, Esq.
Philip Morris Incorporated                   R.J. Reynolds Tobacco Company
120 Park Avenue                              401 North Main Street
New York, NY 10017-5592                      Winston-Salem, NC 27102
Fax: (212) 907-5399                          Fax: (336) 741-2998


With a copy to:                              With a copy to:
---------------                              ---------------
Meyer G. Koplow, Esq.                        Arthur F. Golden, Esq.
Wachtell, Lipton, Rosen & Katz               Davis Polk & Wardwell
51 West 52nd Street                          450 Lexington Avenue
New York, NY 10019                           New York, NY 10017
Fax: (212) 403-2000                          Fax: (212) 450-4800


Brown & Williamson Tobacco Corp.:            Lorillard Tobacco Company:
---------------------------------            --------------------------
F. Anthony Burke, Esq.                       Arthur J. Stevens, Esq.
Brown & Williamson Tobacco Corp.             Lorillard Tobacco Company
200 Brown & Williamson Tower                 714 Green Valley Road
401 South Fourth Avenue                      Greensboro, NC 27408
Louisville, KY 40202                         Fax: (336) 335-7707
Fax: (502) 568-7297


With a copy to:                              United States Tobacco Company:
---------------                              ------------------------------
Stephen R. Patton, Esq.                      Richard H. Verheij
Kirkland & Ellis                             UST Inc.
200 East Randolph Dr.                        100 West Putnam Avenue
Chicago, IL 60601                            Greenwich, CT 06830
Fax: (312) 861-2200                          Fax: (203) 863-7233



                                                                     (continued)

                                Contract Counsel
                                ----------------

Joseph F. Rice                               Richard F. Scruggs
Ness, Motley, Loadholt,                      Scruggs, Millette, Bozeman &
Richardson &  Poole                          Dent, P.A.
151 Meeting Street, Suite 600                743 Delmas Avenue
Charleston, SC 29402                         Pascagoula, MS 39568-1425
Fax: (843) 720-9290                          Fax: (228) 762-1207



Wayne Hogan                                  William C. Gentry
Brown, Terrell, Hogan, Ellis,                Gentry, Phillips & Hodak, P.A.
 McClamma & Yegelwel, P.A.                   6 East Bay Street, Suite 400
Blackston Building, Suite 804                Post Office Box 837
233 East Bay Street                          Jacksonville, Florida 32202
Jacksonville, Florida 32202                  (904) 356-4100
(904) 632-2424                               Fax: (904) 358-1895
Fax: (904) 353-4418



Michael Maher                                C. Steven Yerrid
Maher, Gibson & Guiley, P.A.                 Yerrid, Knopik & Krieger, P.A.
90 East Livingston, Suite 200                101 East Kennedy Blvd., Suite 2160
Orlando, Florida 32801                       Tampa, Florida 33602
(407) 83909866                               (813) 222-8222
(407) 425-7958                               Fax: (813) 222-8224



C. David Fonvielle                           James H. Nance
Fonvielle, Hinkle & Lewis, P.A.              Nance, Cacciatore, Sisserson,
3375 Capital Circle Northeast                Duryea & Hamilton, P.A.
Building A                                   P.O. Drawer 361817
Tallahassee, Florida 32308                   Melbourne, Florida 32936
(850) 422-7773                               (407) 254-8416
Fax: (850) 422-3449                          Fax: (407) 259-8243



                                                                     (continued)


Robert G. Kerrigan                           Sheldon J. Schlesinger
Kerrigan, Estess, Rankin & McLeod            Sheldon J. Schlesinger, P.A.
400 East Government Street                   1212 Southeast Third Avenue
Pensacola, Florida 32501                     Ft. Lauderdale, Florida 33316
(904) 444-4444                               (954) 467-8800
Fax: (904) 444-4495                          Fax: (954) 920-8000

Robert Montgomery
Montgomery & Larmoyeux
1016 Clearwater Place
P.O. Drawer 3086
West Palm Beach, Florida 33402
(561) 832-2880
Fax: (561) 832-0887
